                                                                                                                       Exhibit 21.1

                           SUBSIDIARIES OF THE COMPANY
                                                                                                                      STATE OF
         NAME                                                           DOING BUSINESS AS                          INCORPORATION
         ----                                                           -----------------                          -------------

Black Box Corporation

      ATIMCO Network Services, Inc.                       Black Box Network Services - Western Pennsylvania        Pennsylvania

      American Telephone Wiring Company                   Black Box Network Services - West Virginia               West Virginia

      Midwest Communications Technologies, Inc.           Black Box Network Services - Cleveland, Columbus,        Ohio
                                                                                       Detroit

      Associated Network Solutions, Inc.                  Black Box Network Services - Central Florida             Florida

      Advanced Communications Corporation                 Black Box Network Services - South Carolina              South Carolina

      Ohmega Installations Limited                        Black Box Network Services - Newbury (UK)

      Cable Consultants, Incorporated                     Black Box Network Services - Atlanta                     Georgia

      Todd Communications, Inc.                           Black Box Network Services - North Carolina              North Carolina

      Comm Line, Inc.                                     Black Box Network Services - Cincinnati                  Ohio

      Business Communication Concepts, Inc.               Black Box Network Services - Washington, D.C.            Virginia

      Koncepts Communications of L.I., Corp.              Black Box Network Services - Tri-State                   New York

      Communication Contractors, Inc.                     Black Box Network Services - Chicago                     Illinois

      DataCom-Link, Inc.                                  Black Box Network Services - Indiana                     Indiana

      U.S. Premise Networking Services, Inc.              Black Box Network Services - Minnesota                   Minnesota

      Datech Holdings Limited                             Black Box Network Services - Nottingham (UK)

      Black Box Network Services, Inc. -
         Government Solutions                                                                                      Tennessee

      R&D Services, Inc.                                  Black Box Network Services - New England                 Massachusetts

      Delaney Telecom, Inc.                               Black Box Network Services - Philadelphia                Pennsylvania

      Delaney Electrical Services, Inc.                   Black Box Network Services - Philadelphia                Pennsylvania

      K&A Communications, Inc.                            Black Box Network Services - St. Louis                   Missouri

      Jet Line Communications, Inc.                       Black Box Network Services - Dallas                      Texas

      FBS Communications, LP                              Black Box Network Services - San Antonio                 Texas

      A.T.S., Inc.                                        Black Box Network Services - Huntington                  West Virginia

      Advanced Network Technologies, Inc.                 Black Box Network Services - California                  California

      Teldata Corporation                                 Black Box Network Services - Tennessee                   Tennessee

      ST Communications & Cabling, Inc.                   Black Box Network Services - Kansas City                 Missouri

      Black Box Network Services & Electrical, Inc.                                                                New York

      Black Box Network Services Baltimore, Inc.                                                                   Delaware

      Black Box Network Services Greater
         Pittsburgh, Inc.                                                                                          Delaware

      Datel Communications, Inc.                          Black Box Network Services - Arizona                     Arizona

      Data Specialties Europe Ltd.                        Black Box Network Services - Cambridge (UK)

      Midwest Electronics and Communications, Inc.        Black Box Network Services - Denver                      Colorado

      Duracom, Inc.                                       Black Box Network Services - Seattle                     Washington
                                                          Black Box Network Services - Oregon

      Orchard Network Solutions Ltd.                      Black Box Network Services - Cambridge (UK)

      Societe Industrielle de Telephonie,                 Black Box Network Services - France
         Alarme et Video

      Netcabling B.V.                                     Black Box Network Services - Belgium

      Bernhard Merz AG.                                   Black Box Network Services - Switzerland

      Universal Connections, Incorporated                 Black Box Network Services - Indiana                     Indiana

      Michael Electric, Inc.                              Black Box Network Services - New Jersey                  New Jersey

                                                                                                                      STATE OF
         NAME                                                           DOING BUSINESS AS                          INCORPORATION
         ----                                                           -----------------                          -------------

      Integrated Cabling Systems, Inc.                    Black Box Network Services - Nebraska                    Nebraska

      Computer Cables and Accessories Ltd.                Black Box Network Services - London (UK)


      DESIGNet, Inc.                                      Black Box Network Services - San Jose                    California

      J.C. Informatica Integral S.A. de C.V.,
         Consultoria en Redes S.A. de C.V. and
         SIC Comunicaciones S.A. de C.V.                  Black Box Network Services - Mexico

      LJL Telephone and Communication, Inc.               Black Box Network Services - New England                 Massachusetts

      AB Lofamatic                                        Black Box Network Services - Sweden

      Optech Fibres Ltd.                                  Black Box Network Services - Cumbria (UK)

      GCS Network Services Ltd.                           Black Box Network Services - Northampton (UK)

      Di.el. Distribuzioni Elettroniche S.r.l.            Black Box Network Services - Rome (Italy)

      Lanetwork Sales Ltd.                                Black Box Network Services - Kitchener (Canada)

      TW Netzwerkservice GmbH                             Black Box Network Services - Bavaria (Germany)

      Telefuture Communications, Ltd.                     Black Box Network Services - New Rochelle                New York

      NKS Netzwerke Kabel Systeme GmbH                    Black Box Network Services - Stuttgart (Germany)

      TeleAce Communications Pte Ltd                      Black Box Network Services - Singapore

      Bbox Holding Company                                                                                         Delaware

      Black Box Corporation of Pennsylvania                                                                        Delaware

           Black Box Catalogue, Ltd.

           Black Box Canada Corporation

           Black Box Foreign Sales Corporation

           Black Box France, S.A.

           Black Box Datacom, B.V.

               Black Box Communication SANV

                   Indacom N.V.

                   Blue Box, B.V.

                   Ascor bvba

           BB Technologies, Inc.                                                                                   Delaware

           Datacom Black Box Services AG

           Black Box Deutschland GmbH

           Black Box Italia, SpA

           Black Box Japan Kabushiki Kaisha

           Black Box Catalog Australia Pty. Ltd.

               Black Box Catalog New Zealand Limited

           Black Box do Brazil Industria e Comercio Ltda.

           Black Box de Mexico, S.A. de C.V.

           Alpeco Puerto Rico, Inc.

           South Hills Datacomm Chile, S.A.

           Black Box Comunicaciones, SA

           Schoeller Connectivity Gmbh

           Black Box Norge AS

           Black Box Finland OY

           Black Box Sverige AB

           Black Box Denmark